Exhibit 99.1
F.N.B. CORPORATION REPORTS FIRST QUARTER 2008 EARNINGS
Hermitage, PA — April 17, 2008 — F.N.B. Corporation (NYSE: FNB), a diversified financial services company, today reported financial results for the first quarter of 2008. First quarter 2008 net income was $16.5 million, or $0.27 per diluted share, compared to $17.1 million, or $0.28 per diluted share for the fourth quarter of 2007 and $17.4 million, or $0.29 per diluted share for the first quarter of 2007. The Corporation’s return on average tangible equity for the first quarter of 2008 was a strong 24.2%, its return on average equity was 12.1%, its return on average tangible assets was 1.18% and its return on average assets was 1.09%.
“We are off to a good start in 2008 with our first quarter results in line with our expectations,” commented Robert V. New, President and Chief Executive Officer of F.N.B. Corporation. “Strong commercial loan growth, increased fee revenue, a stable net interest margin and continued good asset quality were positive factors contributing to our results,” Mr. New added.
First Quarter 2008 Results
Total average loans increased 4.0% annualized compared to the fourth quarter of 2007 and 3.6% compared to the first quarter of 2007. Commercial loans led the growth, with average balances increasing 10.4% annualized over the fourth quarter of 2007. This increase was partially offset by seasonally lower balances of direct installment and indirect auto loans. The Corporation’s average earning assets were essentially unchanged relative to the prior period, as proceeds from repayments and maturities of investment securities were used to partially fund the quarter’s loan growth.
Compared to the fourth quarter of 2007, average deposits and treasury management balances decreased 1.9% annualized as business demand balances were seasonally lower. Year over year, average deposits and treasury management balances increased 1.7%.
Net interest income, on a fully taxable equivalent basis, decreased slightly in the first quarter of 2008 compared to the prior quarter, reflecting a stable net interest margin of 3.73% and one less day during the first quarter with which to receive net interest income. Although the lower interest rate environment drove the yield on earning assets down 24 basis points to 6.66%, when compared to the fourth quarter of 2007, the margin was maintained by actively managing the rates paid on deposits and borrowings, which declined 29 basis points to 3.25%. The first quarter of 2007 net interest margin was 3.73%.
Continued solid revenue growth from the Corporation’s primary businesses, including seasonal and organic increases in insurance and trust revenues, and a $0.7 million gain from

F.N.B. Corporation Page 2 of 4
the VISA, Inc. initial public offering, drove a $1.5 million increase in non-interest income compared to the prior quarter. These increases were partially offset by seasonally lower bank service charges. The increase in other non-interest income compared to the prior quarter reflects growth in swap fees earned from commercial customers. When compared to the first quarter of 2007, non-interest income increased 6.0% driven by organic growth in bank service charges, securities commissions and fees, trust revenue and other non-interest income, which were partially offset by lower insurance contingency fee income. Non-interest income represented 31% of net revenue for the first quarter of 2008.
The start of a new year includes the effect of annual merit increases, which partially contributed to the $2.5 million increase in non-interest expense for the first quarter of 2008 relative to the first quarter of 2007. In addition, the first quarter of 2008 included costs related to the transition of the Corporation’s senior leadership and higher accrual expense for the Corporation’s long-term restricted stock program, while the first quarter of 2007 benefited from the 2006 restructuring of the pension and post-retirement benefit plans.
Asset quality was stable in the first quarter of 2008. Annualized net loan charge-offs for the first quarter of 2008 were 27 basis points of average loans, representing a decline from 41 basis points in the fourth quarter of 2007 and a 4 basis point increase over the first quarter of 2007. The ratio of non-performing assets to total loans and OREO was 95 basis points at March 31, 2008, compared to 94 basis points at December 31, 2007 and 76 basis points at March 31, 2007.
The $3.6 million loan loss provision for the first quarter of 2008 was influenced by the current quarter’s loan growth and net charge-offs. At March 31, 2008, the allowance for loan losses was 1.20% of total loans, representing a 2 basis point decline from December 31, 2007, and 1.6 times total non-performing loans.
Capital Position
Shareholders’ equity at March 31, 2008, was $543.6 million, or $8.97 per common share. Tangible book value was $4.67 per common share at the end of the first quarter of 2008. The Corporation’s leverage and tangible capital ratios were 7.51% and 4.80%, respectively, at March 31, 2008. The Corporation’s capital ratios continue to exceed federal bank regulatory agency “well capitalized” thresholds.
Conference Call
Management will host a quarterly conference call to discuss results for the first quarter of 2008, tomorrow, Friday, April 18, 2008, at 11:00 AM Eastern Daylight Time. Hosting the call will be Stephen J. Gurgovits, Chairman, Robert V. New, President and Chief Executive Officer, and Brian F. Lilly, Chief Financial Officer.

F.N.B. Corporation Page 3 of 4
The call can be accessed via the telephone by dialing (888) 726-2459 or (913) 312-1414 for international callers; the confirmation number is 2944152.
A replay of the call will be available from 2:00 PM Eastern Daylight Time on the day of the call until midnight Eastern Daylight Time on May 2, 2008. The replay can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the confirmation number is 2944152. A transcript of the call will be posted to the “Shareholder and Investor Relations” section of F.N.B. Corporation’s Web site at www.fnbcorporation.com.
About F.N.B. Corporation
F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets, including the recently acquired Omega Financial Corporation, of approximately $8.0 billion. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and Bank Capital Services. It also operates consumer finance offices in Tennessee and loan production offices in Pennsylvania, Ohio, Tennessee and Florida.
Mergent Inc., a leading provider of business and financial information about publicly traded companies, has recognized F.N.B. Corporation as a Dividend Achiever. This annual recognition is based on the Corporation’s outstanding record of increased dividend performance. The Corporation has consistently increased dividend payments for 35 consecutive years.
The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB”. Investor information is available on F.N.B. Corporation’s Web site at www.fnbcorporation.com.
Forward-looking Statements
This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the

F.N.B. Corporation Page 4 of 4
interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) technological issues which may adversely affect F.N.B. Corporation’s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission. F.N.B. Corporation undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.
# # #
Analyst/Institutional Investor Contact:
Bartley Parker, CFA 203-682-8250
bartley.parker@icrinc.com
Media Contact:
Jennifer Reel 724-983-4856
724-699-6389 (cell)
DATA SHEETS FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2008	2007		Percent Variance
	First	Fourth	First	1st Qtr 2008 -	1st Qtr 2008 -
	Quarter	Quarter	Quarter	4th Qtr 2007	1st Qtr 2007
Statement of earnings
Interest income	$88,525	$92,834	$90,487	-4.6	-2.2
Interest expense	39,560	43,424	42,567	-8.9	-7.1

Net interest income	48,965	49,410	47,920	-0.9	2.2
Taxable equivalent adjustment	1,263	1,202	1,117	5.0	13.1

Net interest income (FTE)	50,228	50,612	49,037	-0.8	2.4
Provision for loan losses	3,583	5,232	1,847	-31.5	94.0

Net interest income after provision (FTE)	46,645	45,380	47,190	2.8	-1.2

Service charges	10,186	10,711	9,618	-4.9	5.9
Insurance commissions and fees	3,922	3,044	4,419	28.8	-11.2
Securities commissions and fees	1,520	1,805	1,276	-15.8	19.1
Trust income	2,224	2,188	2,162	1.7	2.9
Gain (loss) on sale of securities	744	0	740	n/m	0.6
Gain on sale of loans	451	534	367	-15.6	23.0
Other	3,121	2,354	2,334	32.6	33.7

Total non-interest income	22,168	20,636	20,916	7.4	6.0

Salaries and employee benefits	25,256	21,448	22,266	17.8	13.4
Occupancy and equipment	6,931	6,741	7,165	2.8	-3.3
Amortization of intangibles	1,073	1,101	1,103	-2.5	-2.7
Other	11,103	11,328	11,362	-2.0	-2.3

Total non-interest expense	44,363	40,618	41,896	9.2	5.9

Income before income taxes	24,450	25,398	26,210	-3.7	-6.7
Taxable equivalent adjustment	1,263	1,202	1,117	5.0	13.1
Income taxes	6,696	7,134	7,723	-6.1	-13.3

Net income	$16,491	$17,062	$17,370	-3.3	-5.1

Earnings per share
Basic	$0.27	$0.28	$0.29	-3.6	-6.9
Diluted	$0.27	$0.28	$0.29	-3.6	-6.9

Performance ratios
Return on average equity	12.14%	12.45%	13.06%
Return on tangible equity (1)	24.24%	25.04%	26.79%
Return on average assets	1.09%	1.11%	1.17%
Return on tangible assets (2)	1.18%	1.21%	1.28%
Net interest margin (FTE)	3.73%	3.72%	3.73%
Yield on earning assets (FTE)	6.66%	6.90%	6.98%
Cost of funds	3.25%	3.54%	3.61%
Efficiency ratio (FTE) (3)	59.79%	55.46%	58.31%

Common stock data
Average basic shares outstanding	60,219,800	60,155,781	60,105,023	0.1	0.2
Average diluted shares outstanding	60,592,172	60,622,494	60,633,903	-0.1	-0.1
Ending shares outstanding	60,613,702	60,554,248	60,391,407	0.1	0.4
Book value per common share	$8.97	$8.99	$8.91	-0.2	0.6
Tangible book value per common share	$4.67	$4.67	$4.52	0.0	3.3
Dividend payout ratio	88.44%	85.17%	81.71%
(1)	Return on tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.

(2)	Return on tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.

(3)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(4)	Treasury management accounts are included in short-term borrowings on the balance sheet.

(5)	Certain prior period amounts have been reclassified to conform to the current period presentation.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2008	2007		Percent Variance
	First	Fourth	First	1st Qtr 2008 -	1st Qtr 2008 -
	Quarter	Quarter	Quarter	4th Qtr 2007	1st Qtr 2007
Average balances
Total assets	$6,104,160	$6,109,593	$6,006,899	-0.1	1.6
Earning assets	5,417,023	5,418,770	5,304,427	0.0	2.1
Securities	1,007,583	1,053,081	1,043,321	-4.3	-3.4
Loans, net of unearned income	4,407,703	4,363,982	4,255,063	1.0	3.6
Allowance for loan losses	53,330	52,729	52,856	1.1	0.9
Goodwill and intangibles	260,996	262,077	265,609	-0.4	-1.7

Deposits and treasury management accounts (4)	4,684,241	4,706,626	4,607,887	-0.5	1.7
Other short-term borrowings	171,081	170,884	138,898	0.1	23.2
Long-term debt	476,916	462,787	497,948	3.1	-4.2
Trust preferred securities	151,031	151,031	151,031	0.0	0.0
Shareholders’ equity	546,198	543,743	539,392	0.5	1.3

Asset quality data
Non-accrual loans	$29,949	$29,211	$23,050	2.5	29.9
Restructured loans	3,628	3,468	3,591	4.6	1.0

Non-performing loans	33,577	32,679	26,641	2.7	26.0
Other real estate owned (OREO)	8,538	8,052	5,659	6.0	50.9

Non-performing assets	$42,115	$40,731	$32,300	3.4	30.4

Net loan charge-offs	$2,992	$4,548	$2,459	-34.2	21.7
Allowance for loan losses	53,396	52,806	51,964	1.1	2.8

Non-performing loans / total loans	0.76%	0.75%	0.63%
Non-performing assets / total loans + OREO	0.95%	0.94%	0.76%
Allowance for loan losses / total loans	1.20%	1.22%	1.22%
Allowance for loan losses / non-performing loans	159.03%	161.59%	195.05%
Net loan charge-offs (annualized) / average loans	0.27%	0.41%	0.23%

Balances at period end
Total assets	$6,164,590	$6,088,021	$6,015,804	1.3	2.5
Earning assets	5,465,223	5,376,328	5,302,013	1.7	3.1
Securities	1,014,882	1,025,974	1,038,985	-1.1	-2.3
Loans, net of unearned income	4,440,037	4,344,235	4,259,121	2.2	4.2
Goodwill and intangibles	260,484	261,559	265,272	-0.4	-1.8

Deposits and treasury management accounts (4)	4,728,898	4,674,236	4,648,827	1.2	1.7
Other short-term borrowings	173,346	173,271	110,460	0.0	56.9
Long-term debt	496,445	481,366	500,676	3.1	-0.8
Trust preferred securities	151,031	151,031	151,031	0.0	0.0
Shareholders’ equity	543,622	544,357	538,292	-0.1	1.0

Capital ratios
Equity/assets (period end)	8.82%	8.94%	8.95%
Leverage ratio	7.51%	7.47%	7.38%
Tangible equity/tangible assets (period end)	4.80%	4.85%	4.75%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2008	2007		Percent Variance
	First	Fourth	First	1st Qtr 2008 -	1st Qtr 2008 -
	Quarter	Quarter	Quarter	4th Qtr 2007	1st Qtr 2007
Average balances
Loans:
Commercial	$2,299,366	$2,241,272	$2,128,261	2.6	8.0
Direct installment	933,092	945,539	916,693	-1.3	1.8
Consumer LOC	251,846	247,913	252,770	1.6	-0.4
Residential mortgages	470,173	475,346	489,298	-1.1	-3.9
Indirect installment	427,518	432,477	449,241	-1.1	-4.8
Other	25,708	21,435	18,800	19.9	36.7

Total loans	$4,407,703	$4,363,982	$4,255,063	1.0	3.6

Deposits:
Non-interest bearing deposits	$602,527	$628,766	$622,048	-4.2	-3.1
Savings and NOW	2,046,236	2,066,390	1,965,627	-1.0	4.1
Certificates of deposit and other time deposits	1,741,920	1,725,646	1,762,630	0.9	-1.2

Total deposits	4,390,683	4,420,802	4,350,305	-0.7	0.9
Treasury management accounts (4)	293,558	285,824	257,582	2.7	14.0

Total deposits and treasury management accounts (4)	$4,684,241	$4,706,626	$4,607,887	-0.5	1.7

Balances at period end
Loans:
Commercial	$2,338,110	$2,232,860	$2,153,697	4.7	8.6
Direct installment	928,513	941,249	910,531	-1.4	2.0
Consumer LOC	254,663	251,100	251,472	1.4	1.3
Residential mortgages	458,406	465,881	485,341	-1.6	-5.5
Indirect installment	429,140	427,663	438,938	0.3	-2.2
Other	31,205	25,482	19,142	22.5	63.0

Total loans	$4,440,037	$4,344,235	$4,259,121	2.2	4.2

Deposits:
Non-interest bearing deposits	$634,831	$626,141	$650,926	1.4	-2.5
Savings and NOW	2,058,147	2,037,160	1,982,325	1.0	3.8
Certificates of deposit and other time deposits	1,743,676	1,734,383	1,761,778	0.5	-1.0

Total deposits	4,436,654	4,397,684	4,395,029	0.9	0.9
Treasury management accounts (4)	292,244	276,552	253,798	5.7	15.1

Total deposits and treasury management accounts (4)	$4,728,898	$4,674,236	$4,648,827	1.2	1.7